Exhibit 10.4

Supplemental Agreement No. 3

to

Purchase Agreement No. 2484

between

The Boeing Company

and

Continental Airlines, Inc.

Relating to Boeing Model 787-8 Aircraft

THIS SUPPLEMENTAL AGREEMENT, entered into as of May 3, 2006, by and between THE BOEING COMPANY (Boeing) and CONTINENTAL AIRLINES, INC. (Customer);

WHEREAS, the parties hereto entered into Purchase Agreement No. 2484 dated December 29, 2004 (the Purchase Agreement), as amended and supplemented, relating to Boeing Model 787-8 aircraft (the Aircraft);

WHEREAS, Boeing and Customer have agreed to [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] with delivery positions as follows:

[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

WHEREAS, Boeing and Customer have mutually agreed to the offering of [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] with delivery positions as follows:

[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

WHEREAS, Boeing and Customer have agreed to revise the date to complete definition of the Aircraft's final configuration, and;

WHEREAS, Boeing has agreed to update the number of training points to which Customer is entitled, based on the additional [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] Model 787-8 Aircraft.

NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties agree to amend the Purchase Agreement as follows:

1. Table of Contents, Articles, Tables and Exhibits:

1.1 Remove and replace, in its entirety, the "Table of Contents", with the Table of Contents attached hereto, to reflect the changes made by this Supplemental Agreement No. 3.

1.2 Add a new page 2 to Table 1 entitled "Purchase Agreement 2484 Aircraft Deliveries, Description, Price and Advance Payments", for the [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] Aircraft added by this Supplemental Agreement No. 3. Table 1 page 1 is unchanged by this Supplemental Agreement No. 3.

1.3 Remove and replace, in its entirety, the Supplemental Exhibit CS1 entitled, "787 Customer Support Document", with the Supplemental Exhibit CS1 attached hereto, with the training point amount updated based on the [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] Aircraft added by this Supplemental Agreement No. 3.

2. Letter Agreements:

2.1 Remove and replace, in its entirety, Letter Agreement 6-1162-MSA-546R1, "Open Configuration Matters", with the revised Letter Agreement 6-1162-MSA-546R2 attached hereto.

2.2 Remove and replace, in its entirety, Letter Agreement 6-1162-MSA-547R1, "Option Aircraft", with the revised Letter Agreement 6-1162-MSA-547R2 attached hereto.

2.3 Remove and replace, in its entirety, Letter Agreement 6-1162-MSA-552R2, "Special Matters", with the revised Letter Agreement 6-1162-MSA-552R3 attached hereto.

2.4 Remove and replace, in its entirety, Letter Agreement 6-1162-MSA-554R1, [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT], with the revised Letter Agreement 6-1162-MSA-554R2 attached hereto.

3. Payment:

Customer previously paid to Boeing a Deposit for the additional [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] firm Aircraft in the amount of [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]. In connection with execution of this Supplemental Agreement No. 3, Customer will make a payment to Boeing in the [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

4. Effectiveness:

Except for the payment Section 3 above, this Supplemental Agreement No. 3 and the amendments to the Purchase Agreement effected hereby shall not be effective or enforceable by either party unless and until (i) Customer's Board of Directors approves the transactions contemplated hereby at its scheduled meeting in June 2006 and (ii) any conditions to the approval by Customer's Board of Directors have been satisfied. Customer shall notify Boeing in writing promptly of its Board of Directors' decision and whether such conditions have been satisfied.

4.1 If such approval is obtained at Customer's June 2006 Board of Directors meeting and if such conditions (if any) have been satisfied prior to June 23, 2006, the Purchase Agreement will be deemed to be supplemented to the extent herein provided as of the date of such Customer notification to Boeing and as so supplemented will continue in full force and effect.

4.2 If such approval is not obtained at Customer's June 2006 Board of Directors meeting or if such conditions have not been satisfied prior to June 23, 2006, (a) this Supplemental Agreement No. 3 and the amendments to the Purchase Agreement effected hereby shall be of no force or effect, [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]. Supplemental Agreement No. 2 and the amendments to the Purchase Agreement will continue in full force and effect.

EXECUTED IN DUPLICATE as of the day and year first written above.

THE BOEING COMPANY CONTINENTAL AIRLINES, INC.

By: /s/ Michael S. Anderson By: /s/ Gerald Laderman

Its: Attorney-In-Fact __ Its: Senior Vice President -

Finance and Treasurer

SA

ARTICLES NUMBER

1. Quantity, Model and Description 2

2. Delivery Schedule 2

3. Price 2

4. Payment 2

5. Additional Terms 2

TABLE

1. Aircraft Information Table 3

EXHIBIT

A. Aircraft Configuration 1

B. Aircraft Delivery Requirements and Responsibilities 1

SUPPLEMENTAL EXHIBITS

AE1. Escalation Adjustment/Airframe and Optional Features 1

BFE1. Buyer Furnished Equipment Variables 1

CS1. Customer Support Document 3

EE1. Engine Escalation/Engine Warranty and Patent Indemnity 2

SLP1. Service Life Policy Components 1

SA

LETTER AGREEMENTS NUMBER

6-1162-MSA-546R2 Open Configuration Matters 3

6-1162-MSA-547R2 Option Aircraft 3

6-1162-MSA-549 Spares Initial Provisioning 1

SA

CONFIDENTIAL LETTER AGREEMENTS NUMBER

6-1162-MSA-550 Spare Parts Commitment 1

6-1162-MSA-551R1 [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] 2

6-1162-MSA-552R3 Special Matters 3

6-1162-MSA-553R1 Open Matters 1

6-1162-MSA-554R2 [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] 3

6-1162-MSA-555 Promotion Support 1

SUPPLEMENTAL AGREEMENTS DATED AS OF:

Supplemental Agreement No. 1 June 30, 2005

Supplemental Agreement No. 2 January 20, 2006

Supplemental Agreement No. 3 May 3, 2006

Table 1

Purchase Agreement 2484

Aircraft Delivery, Description, Price and Advance Payments

(787-8 / [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] /

2004$s / [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

787 CUSTOMER SUPPORT DOCUMENT

between

THE BOEING COMPANY

and

CONTINENTAL AIRLINES, INC.

Supplemental Exhibit CS1 to Purchase Agreement Number 2484

This document contains:

Part 1: Boeing Maintenance and Flight Training Programs; Operations Engineering Support

Part 2: Field Services and Engineering Support

Services

Part 3: Technical Information and Materials

Part 4: Alleviation or Cessation of Performance

Part 5: Protection of Proprietary Information and
Proprietary Materials

787 CUSTOMER SUPPORT DOCUMENT

PART 1: BOEING MAINTENANCE AND FLIGHT TRAINING

PROGRAMS; OPERATIONS ENGINEERING SUPPORT

1. Boeing Training Programs.

Boeing will provide maintenance training, cabin attendant training, and flight training programs to support the introduction of the Aircraft into service as provided in this Supplemental Exhibit CS1.

1.1 Customer is awarded 2,045 points (Training Points) [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]. At any time before 24 months after delivery of Customer's last Aircraft (Training Program Period) Customer may exchange Training Points for any of the training courses described on Attachment A at the point values described on Attachment A or for other training Boeing may identify at specified point values. At the end of the Training Program Period any unused Training Points will expire. For clarity, the Training Program Period is estimated to start no earlier than 6 months prior to Customer's initial Aircraft deliveries. Actual start dates and schedules will be coordinated at the planning conference, which per Article 2.1 below is estimated to occur approximately 12 months prior to Aircraft entry into service.

1.2 In addition to the training provided in Article 1.1, Boeing will provide to Customer the following training and services:

1.2.1 Flight dispatcher model specific instruction; 2 classes of 6 students;

1.2.2 Performance engineer model specific instruction in Boeing's regularly scheduled courses; schedules are published yearly.

1.2.3 Additional Flight Operations Services:

a. Boeing flight crew personnel to assist in ferrying the first Aircraft to Customer's main base;

b. Instructor pilots for 90 Man Days (as defined in Article 5.4, below) for revenue service training assistance;

c. An instructor pilot to visit Customer 6 months after revenue service training to review Customer's flight crew operations for a

2 week period.

If any part of the training described in this Article 1.2 is not completed by Customer within 24 months after the delivery of the last Aircraft, Boeing will have no obligation to provide such training.

2. Training Schedule and Curricula.

2.1 Customer and Boeing will together conduct planning conferences approximately 12 months before the scheduled delivery month of the first Aircraft of a model to define and schedule the maintenance, flight training and cabin attendant training programs. At the conclusion of each planning conference the parties will document Customer's course selection, training schedule, and, if applicable, Training Point application and remaining Training Point balance.

2.2 Customer may also request training by written notice to Boeing identifying desired courses, dates and locations. Within 15 days of Boeing's receipt of such request Boeing will provide written response to Customer confirming whether the requested courses are available at the times and locations requested by Customer.

3. Location of Training.

3.1 Boeing will conduct all training at any of its or its wholly-owned subsidiaries' training facilities equipped for the model of Aircraft. Customer shall decide on the location or mix of locations for training, subject to space being available in the desired courses at the selected training facility on the dates desired.

3.2 If requested by Customer, Boeing will conduct the classroom portions of the maintenance and flight training (except for the Performance Engineer training courses) at a mutually acceptable alternate training site, subject to the following conditions:

3.2.1 Customer will provide acceptable classroom space, simulators (as necessary for flight training) and training equipment required to present the courses;

3.2.2 Customer will pay Boeing's portal to portal actual expenses for lodging, ground transportation, laundry, baggage handling, communication costs and per diem meal charge for each Boeing instructor for each day, or fraction thereof, that the instructor is away from his home location, including travel time;

3.2.3 Customer will provide, or will reimburse Boeing for the actual costs of round-trip transportation for Boeing's instructors and the shipping costs of training Materials (as defined in Part 3 paragraph 1 of this Supplemental Exhibit CS1), which must be shipped to the alternate training site;

3.2.4 Customer will be responsible for all taxes, fees, duties, licenses, permits and similar expenses incurred by Boeing and its employees as a result of Boeing's providing training at the alternate site or incurred as a result of Boeing providing revenue service training; and

3.2.5 Those portions of training that require the use of training devices not available at the alternate site will be conducted at Boeing's facility or at some other alternate site. Customer will be responsible for additional expenses, if any, which result from the use of such alternate site.

4. Training Materials.

Boeing will provide training Materials will be provided for each student (Training Materials). In addition, if requested by Customer, one complete set of Training Materials will be provided for use in Customer's own training program. Training Materials may be used only for either (i) the individual student's reference during Boeing provided training and for review thereafter or (ii) Customer's provision of training to individuals directly employed by the Customer.

5. Additional Terms and Conditions.

5.1 All training will reflect an airplane configuration defined by (i) Boeing's standard configuration specification for 787 aircraft, (ii) Boeing's standard configuration specification for the minor model of 787 aircraft selected by Customer, and (iii) any Optional Features selected by Customer from Boeing's standard catalog of Optional Features. Upon Customer's request, Boeing may provide training customized to reflect other elements of Customer's Aircraft configuration subject to a mutually acceptable price, schedule, scope of work and other applicable terms and conditions.

5.2 All training will be provided in the English language. If translation is required, Customer will provide interpreters.

5.3 Customer will be responsible for all expenses of Customer's personnel except that in the Puget Sound region of Washington State Boeing will transport Customer's personnel between their local lodgings and Boeing's training facility.

5.4 Boeing flight instructor personnel will not be required to work more than 5 days per week, or more than 8 hours in any one 24-hour period (Man Day), of which not more than 5 hours per 8-hour workday will be spent in actual flying. These foregoing restrictions will not apply to ferry assistance or revenue service training services, which will be governed by FAA rules and regulations.

5.5 Normal Line Maintenance is defined as line maintenance that Boeing might reasonably be expected to furnish for flight crew training at Boeing's facility, and will include ground support and Aircraft storage in the open, but will not include provision of spare parts. Boeing will provide Normal Line Maintenance services for any Aircraft while the Aircraft is used for flight crew training at Boeing's facility in accordance with the Boeing Maintenance Plan (Boeing document D6-82076) and the Repair Station Operation and Inspection Manual (Boeing document D6-25470). Customer will provide such services if flight crew training is conducted elsewhere. Regardless of the location of such training, Customer will be responsible for providing all maintenance items (other than those included in Normal Line Maintenance) required during the training, including, but not limited to, fuel, oil, landing fees and spare parts.

5.6 If the training is based at Boeing's facility and the Aircraft is damaged during such training, Boeing will make all necessary repairs to the Aircraft as promptly as possible. Customer will pay Boeing's reasonable charge, including the price of parts and materials, for making the repairs. If Boeing's estimated labor charge for the repair exceeds [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT], Boeing and Customer will enter into an agreement for additional services before beginning the repair work.

5.7 If the flight training is based at Boeing's facility, several airports in the surrounding area may be used, at Boeing's option, which shall be identified by Boeing at the flight training planning conference. Unless otherwise agreed in the flight training planning conference, it will be Customer's responsibility to make arrangements for the use of such airports.

5.8 If Boeing agrees to make arrangements on behalf of Customer for the use of airports for flight training, Boeing will pay on Customer's behalf any landing fees charged by any airport used in conjunction with the flight training. At least 30 days before flight training, Customer will provide Boeing an open purchase order against which Boeing will invoice Customer for any landing fees Boeing paid on Customer's behalf. The invoice will be submitted to Customer approximately 60 days after flight training is completed, when all landing fee charges have been received and verified. Customer will pay the invoiced amount to Boeing within 30 days of the date of the invoice.

5.9 If requested by Boeing, in order to provide the flight training or ferry flight assistance, Customer will make available to Boeing an Aircraft after delivery to familiarize Boeing instructor or ferry flight crew personnel with such Aircraft. If flight of the Aircraft is required for any Boeing instructor or ferry flight crew member to maintain an FAA license for flight proficiency or landing currency, Boeing will be responsible for the costs of fuel, oil, landing fees and spare parts attributable to that portion of the flight.

787 CUSTOMER SUPPORT DOCUMENT

PART 2: FIELD AND ENGINEERING SUPPORT SERVICES

1. Field Service Representation.

Boeing will furnish field service representation to advise Customer with respect to the maintenance and operation of the Aircraft (Field Service Representatives).

1.1 Field Service Representatives will be available at or near Customer's main maintenance or engineering facility beginning before the scheduled delivery month of the first Aircraft and ending [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] after delivery of the last Aircraft covered by a specific purchase agreement.

1.2 When a Field Service Representative is positioned at Customer's facility, Customer will provide, at no charge to Boeing, suitable furnished office space and office equipment, including internet capability for electronic access of data, at the location where Boeing is providing Field Service Representatives. As required, Customer will assist each Field Service Representative with visas, work permits, customs, mail handling, identification passes and formal introduction to local airport authorities.

1.3 Boeing's Field Service Representatives are assigned to various airports and other locations around the world. Whenever Customer's Aircraft are operating through any such airport, the services of Boeing's Field Service Representatives are available to Customer.

2. Engineering Support Services.

2.1 Boeing will, if requested by Customer, provide technical advisory assistance from the Seattle area or at a base designated by Customer as appropriate for any Aircraft or Boeing Product (as defined in Part 1 of Exhibit C of the AGTA). Technical advisory assistance provided will include:

2.1.1 Analysis of the information provided by Customer to determine the probable nature and cause of operational problems and suggestion of possible solutions.

2.1.2 Analysis of the information provided by Customer to determine the nature and cause of unsatisfactory schedule reliability and the suggestion of possible solutions.

2.1.3 Analysis of the information provided by Customer to determine the nature and cause of unsatisfactory maintenance costs and the suggestion of possible solutions.

2.1.4 Analysis and commentary on Customer's engineering releases relating to structural repairs not covered by Boeing's Structural Repair Manual including those repairs requiring advanced composite structure design.

2.1.5 Analysis and commentary on Customer's engineering proposals for changes in, or replacement of, systems, parts, accessories or equipment manufactured to Boeing's detailed design. Boeing will not analyze or comment on any major structural change unless Customer's request for such analysis and comment includes complete detailed drawings, substantiating information (including any information required by applicable government agencies), all stress or other appropriate analyses, and a specific statement from Customer of the substance of the review and the response requested.

2.1.6 One (1) evaluation of Customer's technical facilities, tools and equipment for servicing and maintaining 787 aircraft, recommendation of changes where necessary and assistance in the formulation of an initial maintenance plan for the introduction of the first Aircraft into service.

2.1.7 Assistance with the analysis and preparation of performance data to be used in establishing operating practices and policies for Customer's operation of Aircraft.

2.1.9 Assistance with interpretation of the minimum equipment list, the definition of the configuration deviation list and the analysis of individual Aircraft performance.

2.1.9 Assistance with solving operational problems associated with delivery and route-proving flights.

2.1.10 Information regarding significant service items relating to Aircraft performance or flight operations.

2.1.11 Operations engineering support during the ferry flight of an Aircraft.

2.1.12 Assistance in developing an Extended Twin Operations (ETOPs) plan for regulatory approval.

2.2 Boeing will, if requested by Customer, perform work on an Aircraft after delivery but prior to the initial departure flight or upon the return of the Aircraft to Boeing's facility prior to completion of that flight. The following conditions will apply to Boeing's performance:

2.2.1 Boeing may rely upon the commitment authority of the Customer's personnel requesting the work.

2.2.2 As title and risk of loss has passed to Customer, the insurance provisions of Article 8.2 of the AGTA apply.

2.2.3 The provisions of the Boeing Warranty in Part 2 of Exhibit C of the AGTA apply.

2.2.4 Customer will pay Boeing for requested work not covered by the Boeing Warranty, if any.

2.2.5 The DISCLAIMER AND RELEASE and EXCLUSION OF CONSEQUENTIAL AND OTHER DAMAGES provisions in Article 11 of Part 2 and Article 3.8 of Part 6 of Exhibit C of the AGTA apply.

2.3 Boeing may, at Customer's request, provide services other than those described in Articles 2.1 and 2.2 of this Supplemental Exhibit CS1 for an Aircraft after delivery, which may include, but not be limited to, retrofit kit changes (kits and/or information), training, flight services, maintenance and repair of Aircraft (Additional Services). Such Additional Services will be subject to a mutually acceptable price, schedule, scope of work and other applicable terms and conditions. The DISCLAIMER AND RELEASE and the EXCLUSION OF CONSEQUENTIAL AND OTHER DAMAGES provisions in Article 11 of Part 2 of Exhibit C of the AGTA and the insurance provisions in Article 8.2 of the AGTA will apply to any such work. Title to and risk of loss of any such Aircraft will always remain with Customer.

787 CUSTOMER SUPPORT DOCUMENT

PART 3: TECHNICAL INFORMATION AND MATERIALS

1. General.

Materials are defined as any and all items that are created by Boeing or a third party, which are provided directly or indirectly from Boeing and serve primarily to contain, convey or embody information. Materials may include either tangible embodiments (for example, documents or drawings), or intangible embodiments (for example, software and other electronic forms) of information but excludes Aircraft Software. Aircraft Software is defined as software that is installed on and used in the operation of the Aircraft.

Customer Information is defined as that data provided by Customer to Boeing which falls into one of the following categories: (i) aircraft operational information (including, but not limited to, flight hours, departures, schedule reliability, engine hours, number of aircraft, aircraft registries, landings, and daily utilization and schedule interruptions for Boeing model aircraft); (ii) summary and detailed shop findings data; (iii) aircraft readiness log data; (iv) non-conformance reports; (v) line maintenance data; (vi) airplane message data, (vii) scheduled maintenance data, and (viii) service bulletin incorporation.

Upon execution by Customer of Boeing's standard form Customer Services General Terms Agreement and Supplemental Agreement for Electronic Access Boeing will provide to Customer through electronic access certain Materials to support the maintenance and operation of the Aircraft. Such Materials will, if applicable, be prepared generally in accordance with Air Transport Association of America (ATA) iSpec 2200, entitled "Specification for Manufacturers" Technical Data." Materials not covered by iSpec 2200 will be provided in a structure suitable for the Material's intended use. Materials will be in English and in the units of measure used by Boeing to manufacture an Aircraft.

2. Materials Planning Conferences.

Customer and Boeing will conduct planning conferences approximately [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] before the scheduled delivery month of the first Aircraft in order to mutually determine (i) the Materials to be furnished to Customer in support of the Aircraft, (ii) the Customer Information to be furnished by Customer to Boeing, (iii) the update cycles of the Materials to be furnished to Customer, (iv) the update cycles of the Customer Information to be furnished to Boeing, (v) any Customer preparations necessary for Customer's transmittal of Customer Information to Boeing, and (vi) any Customer preparations necessary for Customer's electronic access to the Materials.

3. Technical Data and Maintenance Information.

Boeing will provide technical data and maintenance information equivalent to that traditionally provided in the following manuals and documents. The format for this data and information is not yet determined in all cases. Whenever possible Boeing will provide such data and information through electronic access.

a) Flight Operations Information.

Airplane Flight Manual

Operations Manual and Checklist

Planning and Performance Manual

Weight and Balance Manual

Dispatch Deviation Procedures Guide and Master Minimum Equipment List

Flight Crew Training Manual

Fault Reporting Manual

Performance Engineer's Manual

Jet Transport Performance Methods

FMC Supplemental Data Document

Operational Performance Software

ETOPS Guide Vol. III

Flight Planning and Performance Manual

b) Maintenance Information.

Maintenance Manual

Wiring Diagram Manual

Systems Schematics Manual

Structural Repair Manual

Component Maintenance Manual

Standard Overhaul Practices Manual

Standard Wiring Practices Manual

Non-Destructive Test Manual

Service Bulletins and Index

Corrosion Prevention Manual

Fault Isolation Manual

Power Plant Buildup Manual (except Rolls Royce)

In Service Activity Report

All Operators Letters

Service Letters

Structural Item Interim Advisory

Combined Index

Maintenance Tips

Configuration Data Base Generator User Guide

Production Management Data Base

Baggage/Cargo Loading Manual
    Maintenance Planning.

Maintenance Review Board Report

Maintenance Planning Data Document

Maintenance Task Cards and Index

Maintenance Inspection Intervals Report

ETOPS Guide Vol. II

Configuration Maintenance and Procedures for Extended Range Operations

d) Spares Information.

Illustrated Parts Catalog

Standards Books

e) Airplane & Airport Information.

Facilities and Equipment Planning Document

Special Tool & Ground Handling Equipment Drawings & Index

Supplementary Tooling Documentation

Illustrated Tool and Equipment List/Manual

Aircraft Recovery Document

Airplane Characteristics for Airport Planning Document

Airplane Rescue and Fire Fighting Document

Engine Ground Handling Document

ETOPS Guide Vol. I

f) Shop Maintenance.

Service Bulletins

Component Maintenance Manuals and Index

Publications Index

Product Support Supplier Directory

Supplier Product Support and Assurance Agreements

g) Fleet Statistical Data and Reporting.

Fleet Message and Fault Data views, charts, and reports

4. Advance Representative Materials.

Boeing will select all advance representative Materials from available sources and whenever possible will provide them through electronic access. Such advance Materials will be for advance planning purposes only.

5. Customized Materials.

All customized Materials will reflect the configuration of each Aircraft as delivered.

6. Revisions.

6.1 The schedule for updating certain Materials will be identified in the planning conference. Such updates will reflect changes to Materials developed by Boeing.

6.2 If Boeing receives written notice that Customer intends to incorporate, or has incorporated, any Boeing service bulletin in an Aircraft, Boeing will update Materials reflecting the effects of such incorporation into such Aircraft.

7. Supplier Technical Data.

7.1 For supplier-manufactured programmed airborne avionics components and equipment classified as Seller Furnished Equipment (SFE) or Seller Purchased Equipment (SPE) or Buyer Designated Equipment (BDE) which contain computer software designed and developed in accordance with Radio Technical Commission for Aeronautics Document No. RTCA/DO-178 dated January 1982, No. RTCA/DO-178A dated March 1985, or later as available, Boeing will request that each supplier of the components and equipment make software documentation available to Customer.

7.2 The provisions of this Article will not be applicable to items of BFE.

7.3 Boeing will furnish to Customer a document identifying the terms and conditions of the product support agreements between Boeing and its suppliers requiring the suppliers to fulfill Customer's requirements for information and services in support of the Aircraft.

8. Buyer Furnished Equipment Data.

Boeing will incorporate BFE line maintenance information into the customized Materials providing Customer makes the information available to Boeing at least six (6) months prior to the scheduled delivery month of each Aircraft. Boeing will incorporate such BFE line maintenance information into the Materials prior to delivery of each Aircraft reflecting the configuration of that Aircraft as delivered. Upon Customer's request, Boeing may provide update service after delivery to such information subject to the terms of Part 2, Article 2.3 relating to Additional Services. Customer agrees to furnish all BFE line maintenance information in Boeing's standard digital format.

9. Customer's Shipping Address.

From time to time Boeing may furnish certain Materials or updates to Materials by means other than electronic access. Customer will specify a single address and Customer shall promptly notify Boeing of any change to that address. Boeing will pay the reasonable shipping costs of the Materials. Customer is responsible for any customs clearance charges, duties, and taxes.

787 CUSTOMER SUPPORT DOCUMENT

PART 4: ALLEVIATION OR CESSATION OF PERFORMANCE

Boeing will not be required to provide any Materials, services, training or other things at a facility designated by Customer if any of the following conditions exist and those conditions would prevent Boeing from performing its services or make the performance of such services impracticable or inadvisable:

1. a labor stoppage or dispute in progress involving Customer;

2. wars or warlike operations, riots or insurrections in the country where the facility is located;

3. any condition at the facility which, in the opinion of Boeing, is detrimental to the general health, welfare or safety of its personnel or their families;

4. the United States Government refuses permission to Boeing personnel or their families to enter into the country where the facility is located, or recommends that Boeing personnel or their families leave the country; or

5. the United States Government refuses permission to Boeing to deliver Materials, services, training or other things to the country where the facility is located.

After the location of Boeing personnel at the facility, Boeing further reserves the right, upon the occurrence of any of such events, to immediately and without prior notice to Customer relocate its personnel and their families.

787 CUSTOMER SUPPORT DOCUMENT

PART 5: PROTECTION OF PROPRIETARY INFORMATION

AND PROPRIETARY MATERIALS

1. General.

All Materials provided by Boeing to Customer and not covered by a Boeing CSGTA or other agreement between Boeing and Customer defining Customer's right to use and disclose the Materials and included information will be covered by and subject to the terms of the AGTA as amended by the terms of the Purchase Agreement. Title to all Materials containing, conveying or embodying confidential, proprietary or trade secret information (Proprietary Information) belonging to Boeing or a third party (Proprietary Materials), will at all times remain with Boeing or such third party. Customer will treat all Proprietary Materials and all Proprietary Information in confidence and use and disclose the same only as specifically authorized in the AGTA as amended by the terms of the Purchase Agreement, or the CSGTA, and except to the extent required by law.

2. License Grant.

2.1 Boeing grants to Customer a perpetual worldwide, non-exclusive, non-transferable license to use and disclose Proprietary Materials in accordance with the terms and conditions of the AGTA as amended by the terms of the Purchase Agreement. Customer is authorized to make copies of Materials (except for Materials bearing the copyright legend of a third party), and all copies of Proprietary Materials will belong to Boeing and be treated as Proprietary Materials under the AGTA as amended by the terms of the Purchase Agreement. Customer will preserve all proprietary legends, and all copyright notices on all Materials and insure the inclusion of those legends and notices on all copies.

2.2 Customer grants to Boeing a perpetual, world-wide, non-exclusive, non-transferable license to use and disclose Customer Information or derivative works thereof in Boeing data and information products and services provided indicia identifying Customer Information as originating from Customer is removed from such Customer Information.

3. Use of Proprietary Materials and Proprietary Information.

Customer is authorized to use Proprietary Materials and Proprietary Information for the purpose of: (a) operation, maintenance, repair, or modification of Customer's Aircraft for which the Proprietary Materials and Proprietary Information have been specified by Boeing and (b) development and manufacture of training devices and maintenance tools for use by Customer.

4. Providing of Proprietary Materials to Contractors.

Customer is authorized to provide Proprietary Materials to Customer's contractors for the sole purpose of maintenance, repair, or modification of Customer's Aircraft for which the Proprietary Materials have been specified by Boeing. In addition, Customer may provide Proprietary Materials to Customer's contractors for the sole purpose of developing and manufacturing training devices and maintenance tools for Customer's use. Before providing Proprietary Materials to its contractor, Customer will first obtain a written agreement from the contractor by which the contractor agrees (a) to use the Proprietary Materials only on behalf of Customer, (b) to be bound by all of the restrictions and limitations of this Part 5, and (c) that Boeing is a third party beneficiary under the written agreement. Customer agrees to provide copies of all such written agreements to Boeing upon request. A sample agreement acceptable to Boeing is attached as Appendix VII to the AGTA.

5. Providing of Proprietary Materials and Proprietary Information to Regulatory Agencies.

5.1 When and to the extent required by a government regulatory agency having jurisdiction over Customer or an Aircraft, Customer is authorized to provide Proprietary Materials and to disclose Proprietary Information to the agency for use in connection with Customer's operation, maintenance, repair, or modification of such Aircraft. Customer agrees to take all reasonable steps to prevent the agency from making any distribution, disclosure, or additional use of the Proprietary Materials and Proprietary Information provided or disclosed. Customer further agrees to notify Boeing immediately upon learning of any (a) distribution, disclosure, or additional use by the agency, (b) request to the agency for distribution, disclosure, or additional use, or (c) intention on the part of the agency to distribute, disclose, or make additional use of Proprietary Materials or Proprietary Information.

5.2 In the event of an Aircraft or Aircraft systems-related incident, the Customer may suspend, or block access to Customer Information pertaining to its Aircraft or fleet. Such suspension may be for an indefinite period of time.

May 3, 2006

6-1162-MSA-546R2

Continental Airlines, Inc.

1600 Smith Street

Houston, Texas 77002

Subject: Open Configuration Matters

Reference: Purchase Agreement No. 2484 (the Purchase Agreement)

between The Boeing Company (Boeing) and Continental

Airlines, Inc. (Customer) relating to Model 787-8 aircraft (the Aircraft)

Ladies and Gentlemen:

This Letter Agreement amends and supplements the Purchase Agreement. All terms used and not defined in this Letter Agreement have the same meaning as in the Purchase Agreement. This Letter Agreement supersedes and replaces in its entirety Letter Agreement 6-1162-MSA-546R1 dated June 30, 2005.

1. Aircraft Configuration.

Due to the developing design of the 787 Aircraft and the long period of time between the Purchase Agreement signing and delivery of Customer's first Aircraft, the configuration of Customer's Aircraft has not yet been defined. The parties agree to complete defining the configuration of the Aircraft no later than [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT], using the configuration elements defined in 787 Airplane Description and Selections Document Number 787B1-0227, which includes available Optional Features for selection (Configuration).

2. Effect on Purchase Agreement.

By [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT], Boeing will provide Customer a written amendment to the Purchase Agreement reflecting the Configuration, including, without limitation, the effects of the Configuration on those portions of the Purchase Agreement described in Articles 2.1 through 2.4, below. In advance of the final Configuration by [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT], the parties agree to the following advanced configuration releases:

    Preliminary Configuration - LOPA YS5509 dated 10/4/04, used to define a preliminary Performance Guarantees release (reference Article 2.3 below). This has been completed per Supplemental Agreement No. 1 to the Purchase Agreement.
    Interim Configuration - to be released by September 2006, used to define the final Performance Guarantees release (reference Article 2.3 below) and update the pricing (reference Article 2.4 below).

2.1 Exhibit A. The Configuration will be incorporated into Exhibit A of the Purchase Agreement.

2.2 Basic Specification. Changes applicable to the basic Model 787 aircraft which are developed by Boeing between the date of signing of the Purchase Agreement and completion of the Configuration will be incorporated into Exhibit A of the Purchase Agreement.

2.3 [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]. Boeing will provide to Customer revisions to Letter Agreement 6-1162-MSA-551, [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT], to reflect the effects of the Configuration, if any, on [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT].

2.4 Price Adjustments. The Aircraft Basic Price and Advance Payment Base Price of each Aircraft set forth on Table 1 to the Purchase Agreement is based in part on an estimate of the value of the Optional Features and any related Seller Purchased Equipment. The Aircraft Basic Price and the Advance Payment Base Price of each Aircraft will be adjusted as required and agreed by the parties in a supplemental agreement to the Purchase Agreement to reflect the difference between such estimate and the actual price of such elements of the Configuration.

  Other Letter Agreements.

Boeing and Customer acknowledge that as the definition of the Aircraft progresses, there will be a need to execute letter agreements addressing one or more of the following subjects:

3.1 Customer Software. Additional provisions relating to the loading of software owned by or licensed to Customer on the Aircraft at delivery.

3.2 Installation of Cabin Systems Equipment. Additional provisions relating to the terms on which Boeing will offer and install in-flight entertainment systems and cabin communications systems in the Aircraft.

3.3 Buyer Furnished Equipment (BFE) and Seller Purchased Equipment (SPE). Provisions relating to the terms on which Boeing may offer or install BFE and SPE in the Aircraft.

3.4 Connexion by Boeing. Provisions relating to the terms under which Boeing may offer or install Connexion by Boeing in the Aircraft.

Very truly yours,

THE BOEING COMPANY

By /s/ Michael S. Anderson

Its Attorney-In-Fact

ACCEPTED AND AGREED TO this

Date: May 3, 2006

CONTINENTAL AIRLINES, INC.

By /s/ Gerald Laderman

Its__ Senior Vice President - Finance and Treasurer

May 3, 2006

6-1162-MSA-547R2

Continental Airlines, Inc.

1600 Smith Street

Houston, TX 77002

Subject: Option Aircraft

Reference: Purchase Agreement 2484 (the Purchase Agreement) between The Boeing Company (Boeing) and Continental Airlines, Inc. (Customer) relating to Model 787-8 aircraft (the Aircraft)

Ladies and Gentlemen:

This Letter Agreement amends and supplements the Purchase Agreement. This Letter Agreement supersedes and replaces in its entirety Letter Agreement 6-1162-MSA-547R1 dated January 20, 2006. All terms used but not defined in this Letter Agreement have the same meaning as in the Purchase Agreement.

Boeing agrees to manufacture and sell to Customer up to [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] additional Model 787-8 aircraft as Option Aircraft. The delivery months, number of aircraft, Advance Payment Base Price per aircraft and advance payment schedule are listed in the Attachment to this Letter Agreement (the Attachment).

1. Aircraft Description and Changes

1.1 Aircraft Description: The Option Aircraft are described by the Detail Specification listed in the Attachment, and subject to the items in section 1.2 below.

1.2 Changes: The Detail Specification will be revised to include:

(i) Changes applicable to the basic Model 787 aircraft which are developed by Boeing between the date of the Detail Specification and the signing of the definitive agreement to purchase the Option Aircraft;

(ii) Changes required to obtain required regulatory certificates; and

(iii) Changes mutually agreed upon.

2. Price

2.1 The pricing elements of the Option Aircraft are listed in the Attachment.

2.2 Price Adjustments.

2.2.1 Optional Features. The Optional Features Prices selected for the Option Aircraft will be adjusted to Boeing's current prices as of the date of execution of the definitive agreement for the Option Aircraft.

2.2.2 Escalation Adjustments. The Airframe Price and the Optional Features Prices for Option Aircraft will be escalated on the same basis as the Aircraft, and will be adjusted to Boeing's then-current escalation provisions as of the date of execution of the definitive agreement for the Option Aircraft.

The engine manufacturer's current escalation provisions, listed in Exhibit Supplement EE1 to the Purchase Agreement, have been estimated to the months of scheduled delivery using commercial forecasts to calculate the Advance Payment Base Price listed in the Attachment to this Letter Agreement. The engine escalation provisions will be revised if they are changed by the engine manufacturer prior to the signing of a definitive agreement for the Option Aircraft.

2.2.3 Base Price Adjustments. The Airframe Price and the Engine Price of the Option Aircraft will be adjusted to Boeing's and the engine manufacturer's then current prices as of the date of execution of the definitive agreement for the Option Aircraft.

3. Payment.

3.1 Customer will pay a deposit to Boeing in the amount shown in the Attachment for each Option Aircraft (Option Deposit), on the date of this Letter Agreement. If Customer exercises an option, the Option Deposit will be credited against the first advance payment due. If Customer does not exercise an option, Boeing will retain the Option Deposit for that Option Aircraft.

3.2 If Customer exercises its option to acquire an Option Aircraft, advance payments in the amounts and at the times listed in the Attachment will be payable for that Option Aircraft. The remainder of the Aircraft Price for that Option Aircraft will be paid at the time of delivery.

4. Option Exercise.

Customer may exercise an option to acquire an Option Aircraft by giving written notice to Boeing on or before the date [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] months prior to the first business day of the applicable delivery month listed in the Attachment (Option Exercise Date).

5. Contract Terms.

Boeing and Customer will use their best efforts to reach a definitive agreement for the purchase of an Option Aircraft, including the terms and conditions contained in this Letter Agreement, in the Purchase Agreement, and other terms and conditions as may be agreed upon to add the Option Aircraft to the Purchase Agreement as an Aircraft. If the parties have not entered into a definitive agreement within 30 days following option exercise, either party may terminate the purchase of such Option Aircraft by giving written notice to the other within 5 days. [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

Very truly yours,

THE BOEING COMPANY

By /s/ Michael S. Anderson

Its Attorney-In-Fact

ACCEPTED AND AGREED TO this

Date: May 3, 2006

CONTINENTAL AIRLINES, INC.

By /s/ Gerald Laderman

Its__ Senior Vice President - Finance and Treasurer

Attachment

Attachment to

Option Aircraft Letter Agreement 6-1162-MSA-547R2

Option Aircraft Delivery, Description, Price and Advance Payments

(787-8 / [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] / 2004 $s / [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

May 3, 2006

6-1162-MSA-552R3

Continental Airlines, Inc.

1600 Smith Street

Houston, Texas 77002

Subject: Special Matters

Reference: Purchase Agreement No. 2484 (the Purchase Agreement)

between The Boeing Company (Boeing) and Continental

Airlines, Inc. (Customer) relating to Model 787-8 aircraft (the Aircraft)

Ladies and Gentlemen:

This Letter Agreement amends and supplements the Purchase Agreement. This Letter Agreement supersedes and replaces in its entirety Letter Agreement 6-1162-MSA-552R2 dated January 20, 2006. All terms used and not defined in this Letter Agreement have the same meaning as in the Purchase Agreement.

1. [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

2. [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

3. [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

4. Option Aircraft [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT].

4.1 [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

4.2 [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

4.3 [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

5. [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

6. [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

7. [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

8. Aircraft Invoices.

Upon Customer request, at the time of Aircraft delivery Boeing agrees to provide a separate invoice addressed to the owner/trustee of such Aircraft specifying the dollar amount to be received at the time of delivery. [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

9. [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

10. [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

11. [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

12. Confidential Treatment.

Boeing and Customer understand that certain information contained in this Letter Agreement, including any attachments hereto, is considered by both parties to be confidential. Boeing and Customer agree that each party will treat this Letter Agreement and the information contained herein as confidential and will not, without the other party's prior written consent, disclose this Letter Agreement or any information contained herein to any other person or entity except as may be required by applicable law or governmental regulations.

Very truly yours,

THE BOEING COMPANY

By /s/ Michael S. Anderson

Its Attorney-In-Fact

ACCEPTED AND AGREED TO this

Date: May 3, 2006

CONTINENTAL AIRLINES, INC.

By /s/ Gerald Laderman

Its__ Senior Vice President - Finance and Treasurer

May 3, 2006

6-1162-MSA-554R2

Continental Airlines, Inc.

1600 Smith Street

Houston, Texas 77002

Subject: [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

Reference: Purchase Agreement No. 2484 (the Purchase Agreement)

between The Boeing Company (Boeing) and Continental

Airlines, Inc. (Customer) relating to Model 787-8 aircraft (the Aircraft)

Ladies and Gentlemen:

This Letter Agreement amends and supplements the Purchase Agreement. This Letter Agreement supersedes and replaces in its entirety Letter Agreement 6-1162-MSA-554R1 dated January 20, 2006. All terms used and not defined in this Letter Agreement have the same meaning as in the Purchase Agreement.

1. [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

2. Confidential Treatment.

Boeing and Customer understand that certain information contained in this Letter Agreement, including any attachments hereto, is considered by both parties to be confidential. Boeing and Customer agree that each party will treat this Letter Agreement and the information contained herein as confidential and will not, without the other party's prior written consent, disclose this Letter Agreement or any information contained herein to any other person or entity except as may be required by applicable law or governmental regulations.

Very truly yours,

THE BOEING COMPANY

By /s/ Michael S. Anderson

Its Attorney-In-Fact

ACCEPTED AND AGREED TO this

Date: May 3, 2006

CONTINENTAL AIRLINES, INC.

By /s/ Gerald Laderman

Its__ Senior Vice President - Finance and Treasurer

Attachment

Attachment A to

Model Substitution Letter Agreement 6-1162-MSA-554R2

Price

(787-9, [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] 2004 $s)

[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]